Exhibit 99.1

FOR IMMEDIATE RELEASE

MEGA MATRIX CORP. ANNOUCED HOLDING OF VIRTUAL 2022 ANNUAL MEETING OF STOCKHOLDERS

PALO ALTO, CALIFORNIA, November 23, 2022/GlobeNewswire/ -- Mega Matrix Corp. (“MTMT” or the “Company”) (NYSE American: MTMT), today announced that, due to travel restrictions and to protect the health and safety of its shareholders, employees, directors and communities amidst the COVID-19 pandemic, the Company will hold its 2022 Annual Meeting of Stockholders in a virtual meeting format. The meeting will be held online only and will begin at 9:00 a.m. PST on December 15, 2022, as previously scheduled. You will not be able to attend the Annual Meeting physically.

Access to the Audio Webcast of the Annual Meeting. As described in the proxy materials for the annual meeting previously distributed, you are entitled to participate in the annual meeting if you were a shareholder as of the close of business on October 24, 2022, the record date. The live audio webcast of the annual meeting can be accessed by shareholders on the day of the meeting at https://www.cstproxy.com/megamatrix/2022 and will begin promptly at 9:00 a.m. PST. Online access to the audio webcast will open 15 minutes prior to the start of the annual meeting to allow time to log-in and test your device’s audio system. We encourage you to access the meeting in advance of the designated start time.

Log-in Instructions. To attend the virtual annual meeting, you will need to log-in to https://www.cstproxy.com/megamatrix/2022 using the twelve-digit control number found on the proxy card, voting instruction form, or notice you previously received.

Submitting Questions during the Annual Meeting. During the annual meeting, you will be able to submit questions on the virtual meeting website: https://www.cstproxy.com/megamatrix/2022.

Voting. You may vote your shares at www.cstproxyvote.com or mail in advance of the Annual meeting or during the meeting at https://www.cstproxy.com/megamatrix/2022.

Technical Assistance. Beginning 15 minutes prior to the annual meeting, we will have support available should you experience any technical difficulties in accessing the virtual meeting. Instructions for requesting technical assistance will be located at https://www.cstproxy.com/megamatrix/2022.

Whether or not you plan to attend the annual meeting, we urge you to vote in advance of the meeting by one of the methods described in the proxy materials. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change to a virtual meeting format, but may continue to be used to vote your shares in connection with the annual meeting.

About Mega Matrix: Mega Matrix Corp. (the “Company”) is a holding company located in Palo Alto, California with three subsidiaries: Saving Digital PTE. LTD., a Singapore corporation (“Saving”), Mega Metaverse Corp., a California corporation (“Mega”) and JetFleet Management Corp. a California corporation (“JetFleet”). The Company focus on crypto related business through Saving and Mega and will continue to focus on third-party management service contracts for aircraft operations through our majority owned subsidiary JetFleet, which was part of our legacy business. For more information, please visit: http://www.mtmtgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements that are purely historical are forward-looking statements. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees for future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward looking statements. Important factors, among others, are: the ability to manage growth; ability to identify and integrate other future acquisitions; ability to obtain additional financing in the future to fund capital expenditures; fluctuations in general economic and business conditions; costs or other factors adversely affecting the Company’s profitability; litigation involving patents, intellectual property, and other matters; potential changes in the legislative and regulatory environment; a pandemic or epidemic. The forward looking statements in this press release and the Company’s future results of operations are subject to additional risks and uncertainties set forth under the heading “Factors that May Affect Future Results and Liquidity” in documents filed by the Company with the Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and the Company’s latest annual report on Form 10-K, and are based on information available to the Company on the date hereof. In addition, such risks and uncertainties include the Company’s inability to predict or control bankruptcy proceedings and the uncertainties surrounding the ability to generate cash proceeds through the sale or other monetization of the Company’s assets. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

Investor Relations: info@mtmtgroup.com